EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                                                           CUSIP NO. 21978R 10 4

NUMBER                                                                   SHARES

                                    CORONADO

                                EXPLORATIONS LTD.
                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

              -Shares of CORONADO EXPLORATIONS LTD. Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

         /s/  "Mary M. Hethey"                     /s/ "Stacey Bligh"
         ---------------------                     ------------------
               President                               Secretary

Not valid unless countersigned by transfer agent

                                                                          (SEAL)

                                                  Countersigned Registered:
                                                NEVADA AGENCY AND TRUST COMPANY
                                               50 WEST LIBERTY STREET, SUITE 880
                                                      RENO, NEVADA, 89501

                                               By ______________________________
                                                       Authorized Signature

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